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                                                                    EXHIBIT 10.2


                 FIFTH AMENDMENT TO REDUCED AND MODIFIED RENEWAL
                           REVOLVING PROMISSORY NOTE

         THIS FIFTH AMENDMENT TO REDUCED AND MODIFIED RENEWAL REVOLVING PROMISSORY NOTE is made and entered into by and among AMSOUTH BANK (the "Bank") and DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation (the "Borrower").

                              W I T N E S S E T H :

         WHEREAS, Borrower executed to Bank that certain Reduced and Modified Renewal Revolving Promissory Note dated December 15, 2002, in the original principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND N0/100 ($2,500,000.00) DOLLARS, as amended by that First Amendment to Reduced and Modified Renewal Note executed by Borrower and Bank on July 11, 2003, which Reduced and Modified Renewal Revolving Promissory Note was further amended pursuant to that Second Amendment to Reduced and Modified Renewal Note executed by Borrower and Bank on _________, 2003, and as further amended pursuant to that Third Amendment to Reduced and Modified Renewal Revolving Promissory Note executed by Borrower and Bank on January 9, 2004, and as further amended pursuant to that Fourth Amendment to Reduced and Modified Renewal Revolving Promissory Note executed by Borrower and Bank on April 16, 2004 (the "Note") and that Third Amendment to Master Amendment dated as of July 11, 2003, executed by Bank and Debtors (as defined therein) (the "Third Amendment").

         WHEREAS, Bank has agreed to further modify the Note in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, and payment of an extension fee in the amount of $5,000.00 by Borrower to Bank upon execution of this Amendment, the sufficiency of which consideration is hereby acknowledged, the parties agree as follows:

         1. That as of the effective date hereof, the Note has a principal balance of $-0-. The Borrower expressly confirms and acknowledges that the maximum amount which may be outstanding under the Note at any time shall continue to be limited in accordance with the terms of Section 3, subsection
(a)(i) of the Second Amendment to Master Amendment dated as of December 15, 2002, and executed by the Bank, Borrower, and all Debtors defined therein.

         2. The Note is amended to provide that the Maturity Date, as defined in the Note, shall be changed from July 16, 2004 to October 29, 2004.

         3. The Note is amended as stated herein, but no further or otherwise, and the terms and

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provisions of the Note, as hereby amended, and the Loan Documents as defined in the Third Amendment, shall be and continue to be in full force and effect. Nothing herein is intended to operate to release or diminish any right of Bank under the Note or with respect to any collateral securing the Note or with respect to any guaranty or suretyship agreement for the Note, all of which shall remain in full force and effect.

         IN WITNESS WHEREOF, this instrument has been executed to be effective on the 16th day of July, 2004.

                   DIVERSICARE MANAGEMENT SERVICES CO.,
                   a Tennessee corporation

                   By:   /s/ William R. Council
                         ------------------------------------------------------
                         William R. Council, III, Chief Executive Officer

                   BANK:

                   AMSOUTH BANK

                   By:   /s/ Tim McCarthy
                         ----------------------------------------
                         Tim McCarthy, Vice President


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